UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2022
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001601617
WFRBS Commercial Mortgage Trust 2014-C19
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001112998
RBS Commercial Funding Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0000740906
Wells Fargo Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0000729153
NatWest Markets Plc (formerly known as The Royal Bank of Scotland plc)
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541615
RBS Financial Products Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001555501
Liberty Island Group I LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001542105
Basis Real Estate Capital II, LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541214
C-III Commercial Mortgage LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001577313
National Cooperative Bank, N.A.
(Exact name of sponsor as specified in its charter)

New York	333-177891-07	38-3918877 38-3918878 38-3918879 38-7109107
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045

(Address of principal executive offices of the issuing entity)

(203) 897-2700
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

Pursuant to Section 6.05(a) of the pooling and servicing agreement, dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), among RBS Commercial Funding Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, LNR Partners, LLC (“LNR”), as general special servicer, NCB, FSB, as NCB master servicer, NCB, FSB, as co-op special servicer, Trimont Real Estate Advisors, Inc., as trust advisor, Computershare Trust Company, National Association, acting as an agent for Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Deutsche Bank Trust Company Americas, as trustee, relating to the issuing entity known as WFRBS Commercial Mortgage Trust 2014-C19 (the “Issuing Entity”), effective as of March 14, 2022 (the “Effective Date”), LNR was removed as general special servicer and Argentic Services Company LP (“ASC”), a Delaware limited partnership, was appointed as the successor general special servicer (except with respect to any NCB, FSB Mortgage Loans, any Non-Serviced Loan Combinations and the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as “Residence Inn Houston – Katy Mills” and “Holiday Inn Express – Loveland”). In its capacity as general special servicer, ASC will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement (except with respect to any NCB, FSB Mortgage Loans, any Non-Serviced Loan Combinations and the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as “Residence Inn Houston – Katy Mills” and “Holiday Inn Express – Loveland”), a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on March 28, 2014.

ASC will become general special servicer with respect to the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as “Residence Inn Houston – Katy Mills” and “Holiday Inn Express – Loveland” as described below.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the Pooling and Servicing Agreement.

Argentic Services Company LP

ASC, a Delaware limited partnership, will act as the special servicer (in such capacity, the “General Special Servicer”) for all of the Mortgage Loans (other than the NCB, FSB Mortgage Loans, any Non-Serviced Loan Combination, and the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as “Residence Inn Houston – Katy Mills” and “Holiday Inn Express – Loveland”) pursuant to the Pooling and Servicing Agreement. ASC has entered into a contractual arrangement with LNR Partners, LLC to become the General Special Servicer with respect to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as “Residence Inn Houston – Katy Mills” on the date that is 91 days following the Effective Date, to the extent such Mortgage Loan is still outstanding at that time. Additionally, ASC has entered into a contractual arrangement with LNR Partners, LLC to become the General Special Servicer with respect to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as “Holiday Inn Express - Loveland” on the earlier of (a) the Business Day following the completion by LNR Partners, LLC of processing and closing one or more pending borrower requests with respect to such Mortgage Loan and (b) the date that is 60 days following the Effective Date. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of January 1, 2021, Elliott manages approximately $41.8 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is affiliated with the Subordinate Class Representative. As of October 31, 2021, ASC has twenty-two (22) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 32 years of industry experience. As of December 31, 2021, Argentic Services Company LP is the named special servicer on 39 securitized pools (36 commercial mortgage-backed securities pools and 3 collateralized loan obligation pools) including 1,065 loans secured by 1,601 properties with an unpaid principal balance of approximately $24.4 billion. As of October 31, 2021, ASC is actively managing 40 loans, secured by 53 properties (including 7 REO properties) with an approximate unpaid balance of $1.03 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co- sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as General Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the Certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Subordinate Class Representative, holders of certificates of the Subordinate Class or any person with the right to appoint or remove and replace the General Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as General Special Servicer under the Pooling and Servicing Agreement and any related Intercreditor Agreement and limitations on such person’s right to replace the General Special Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBS Commercial Funding Inc.
(Depositor)

/s/ Simcha Herzog
Simcha Herzog, President

Date:  March 14, 2022